EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-140745, 333-158944 and 333-163426) and on Form S-3 (Nos. 333-147085 and 333-171792) of our report dated February 29, 2012 relating to the financial statements and financial statement schedules which appear in Constellation Energy Partners LLC’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas
February 29, 2012